Exhibit 10.1

JULY 2005 AMENDMENT TO CREDIT AGREEMENT

                THIS AMENDMENT, dated this 1st day of July, 2005, between DENDRITE INTERNATIONAL, INC., a New Jersey corporation (the “Borrower”), the Lenders hereinafter referred to, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent for the Lenders (the “Administrative Agent”).

Preliminary Statement

                            A.        Reference is made to the Credit Agreement dated as of June 16, 2003 among the Borrower, the Lenders from time to time party thereto and the Administrative Agent, which was amended by the Amendment to Credit Agreement dated September 24, 2004 (which, as so amended, will be called herein the “Credit Agreement”). All capitalized terms used in this Amendment and not defined shall have the respective meanings ascribed to them in the Credit Agreement. Pursuant to the Credit Agreement, the Lenders have agreed to provide a revolving credit facility to the Borrower on the terms and conditions set forth therein.

                            B.        The Borrower has requested that the scheduled maturity date of such credit facility be extended. The Lenders and the Administrative Agent are prepared to agree to an extension on the terms and conditions hereinafter expressly provided.

                            NOW, THEREFORE, for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

ARTICLE 1.       PARTICULAR AMENDMENTS.

            Section 1.1.     “Maturity Date” Definition. The definition of the term “Maturity Date” contained in Section 1.01 of the Credit Agreement is hereby amended by changing the phrase “July 1, 2005” so as to read “the earlier to occur of (a) July 29, 2005 or (b) the date on which a credit agreement in replacement of this Credit Agreement is executed and delivered.”

ARTICLE 2.      MATTERS GENERALLY.

            Section 2.1.     Representations and Warranties. The Borrower hereby represents and warrants that:

                            (a)     All the representations and warranties set forth in the Credit Agreement are true and complete on and as of the date hereof, with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and complete as of such earlier date);

                            (b)     No Default and no Event of Default exists;

                            (c)     The Borrower has no offset, recoupment or defense with respect to any of its obligations under the Credit Agreement or any other Loan Document, and no claim or counterclaim against any Lender or the Administrative Agent whatsoever (any such offset, recoupment, defense, claim or counterclaim as may now exist being hereby irrevocably waived by the Borrower); and

                            (d)     This Amendment has been duly authorized by all necessary action on the part of the Borrower, and has been duly executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

            Section 2.2.     Continuing Effect. Except as otherwise expressly provided in this Amendment, all the terms and conditions of the Credit Agreement shall continue in full force and effect. Also, each other Loan Document shall continue in full force and effect.

            Section 2.3.     Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties hereto with respect to an amendment of the Credit Agreement, and it supersedes and replaces all prior and contemporaneous agreements, discussions and understandings (whether written or oral) with respect to such amendment.

            Section 2.4.     Expenses. The Borrower shall pay all reasonable expenses incurred by the Administrative Agent in connection with the transaction contemplated by this Amendment, including the reasonable fees and disbursements of counsel for the Administrative Agent.

            Section 2.5.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and same agreement.

            Section 2.6.     Guarantor Consent. Each of Dendrite International Services Company and Dendrite Interactive Marketing LLC (the successor to Synevant Inc.), each of which is party to a Subsidiary Guaranty, shall execute this Amendment in the space provided below to confirm (a) the consent of such Subsidiary Guarantor to the terms of this Amendment, and (b) that the Subsidiary Guaranty of such Subsidiary Guarantor remains in full force and effect, and (c) that such Subsidiary Guarantor has no offset, recoupment or defense with respect to any of such Subsidiary Guarantor’s obligations under such Subsidiary Guarantor’s Subsidiary Guaranty and no claim or counterclaim against any Lender or the Administrative Agent whatsoever (any such offset, recoupment, defense, claim or counterclaim as may now exist being hereby irrevocably waived by such Subsidiary Guarantor).

            Section 2.7.     Effectiveness. This Amendment shall not become effective unless and until it shall have been executed and delivered by all the parties hereto.

                            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

DENDRITE INTERNATIONAL, INC.

By:	/s/ George T. Robson George T. Robson Interim Chief Financial Officer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Philip A. Mousin Philip A. Mousin Vice President

THE BANK OF NEW YORK

By:	/s/ Jeffrey Witte Jeffrey Witte Vice President

SUBSIDIARY GUARANTORS: (As to Section 2.6 above)

DENDRITE INTERNATIONAL SERVICES COMPANY

By:	/s/ Thomas A. Zalewski Thomas A. Zalewski Secretary

DENDRITE INTERACTIVE MARKETING LLC

By:	/s/ Brent J. Cosgrove Brent J. Cosgrove Treasurer